UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 15, 2008, Neenah Paper, Inc. (the “Company”) entered into the Sixth Amendment (the “Sixth Amendment”) to its Credit Agreement dated as of November 30, 2004 (as previously amended, the “Credit Agreement”), by and among the Company, certain of its subsidiaries as co-borrowers or guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent for the Lenders, relating to the Company’s $210.0 million senior secured, revolving credit facility (the “Revolver”). The Sixth Amendment, among other things (i) consents to the expected disposition of the pulp mill operated by Neenah Paper Company of Canada in Pictou County, Nova Scotia and certain related assets and facilities other than that subsidiary’s timberland properties (the “Pictou Disposition”), (ii) adjusts the Company’s borrowing base once the Pictou Disposition is consummated in order to mitigate the impact of such disposition and (iii) makes certain definitional, administrative and covenant modifications to the Credit Agreement in contemplation of the Pictou Disposition.

Under the terms of the Sixth Amendment, effective upon completion of the Pictou Disposition, borrowings under the Revolver will bear interest, at the Company’s option, at either (A) the Alternate Base Rate plus a spread, based on availability under the Company’s borrowing base, ranging from 0 percent to 2.00 percent, or (B) LIBOR plus a spread, based on the Company’s borrowing base availability, ranging from 1.25 percent to 3.50 percent.

The Credit Agreement, as amended by the Sixth Amendment, contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the revolving credit facility, cross-defaults to other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time.  Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA.  Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar, U.S./Euro and other currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the Company to realize anticipated cost savings.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  The Company cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: May 15, 2008	/s/ STEVEN S. HEINRICHS
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

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